Exhibit 5.1B

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Auditors" in the Registration Statement (Form F-10) and related Prospectus of Orla Mining Ltd. for the registration of common stock, warrants, subscription receipts, units and debt securities and to the incorporation by reference therein of our report dated March 28, 2025, with respect to the combined financial statements of Musselwhite gold mine for the years ended December 31, 2024 and 2023 included in the business acquisition report of Orla Mining Ltd. dated May 13, 2025 and incorporated by reference in Orla Mining Ltd.’s Form 6-K dated May 13, 2025 and our report dated September 30, 2024, with respect to the combined financial statements of Musselwhite gold mine for the years ended December 31, 2023 and 2022 included in the management information circular of Orla Mining Ltd. dated December 9, 2024 and incorporated by reference in Orla Mining Ltd.’s Form 6-K dated December 20, 2024, each furnished to the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
September 15, 2025